                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[x]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              Ringer Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                               RINGER CORPORATION

                            NOTICE OF ANNUAL MEETING
                                OF SHAREHOLDERS

                                 April 15, 1998


TO THE SHAREHOLDERS OF RINGER CORPORATION:

Notice is hereby given that the Annual Meeting of Shareholders of Ringer Corporation will be held at 3:30 p.m. on Wednesday, April 15, 1998, at The Marquette Hotel, 710 Marquette Avenue (IDS Center-50th floor), Minneapolis, Minnesota, for the following purposes:

      1. To elect eight directors to serve on the Board of Directors.

      2. To amend the Articles of Incorporation to change the name of the corporation from "Ringer Corporation" to "Verdant Brands, Inc."

      3. To approve an amendment to increase the number of shares of Common Stock reserved for issuance pursuant to the Ringer Corporation Stock Option Plan for Non-Employee Directors.

      4. To approve the sale of shares of Common Stock of Ringer Corporation to two executive officers of the Company.

      5. To ratify the selection of Deloitte & Touche as the Company's independent auditors for the fiscal year ending December 31, 1998.

      6. To transact such other business as may properly come before the meeting.

      The Board of Directors has fixed the close of business on February 20, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

      We encourage you to take part in the affairs of your Company either in person or by executing and returning the enclosed proxy.

                                       By Order of the Board of Directors,


                                       /s/ Mark G. Eisenschenk

                                       Mark G. Eisenschenk
                                       Secretary


Dated: March 6, 1998



                      YOU ARE URGED TO DATE AND SIGN THE
    ENCLOSED PROXY AND TO RETURN IT IN THE ENCLOSED ENVELOPE REGARDLESS OF
                WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                              RINGER CORPORATION

                                PROXY STATEMENT

                                      For
                        ANNUAL MEETING OF SHAREHOLDERS
                                April 15, 1998


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Ringer Corporation for use at the Annual Meeting of Shareholders of the Company to be held on April 15, 1998, at 3:30 p.m. at The Marquette Hotel, 710 Marquette Avenue (IDS Center-50th floor), Minneapolis, Minnesota, and at any adjournment thereof. A shareholder giving the enclosed proxy may revoke it at any time before the vote is cast at the meeting. Shares represented by a proxy will be voted in the manner directed by a shareholder. If no direction is made, the proxy will be voted for the matters set forth in this Proxy Statement. This Proxy Statement and the accompanying form of proxy are being sent or given to shareholders beginning on or about March 6, 1998 along with the Company's 1997 Annual Report to Shareholders.

     Only shareholders of record at the close of business on February 20, 1998 are entitled to notice of and to vote at the meeting or at any adjournment thereof. On February 20, 1998, there were 16,681,270 shares of Common Stock of the Company outstanding. Each share is entitled to one vote. Cumulative voting is not permitted. Shares voted as abstentions on any matter (or a "withhold vote for" as to directors) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting and as unvoted, although present and entitled to vote, for purposes of determining the approval of each matter as to which the shareholder has abstained. Consequently, abstentions and withheld votes will have the same effect as a no vote. If a broker submits a proxy that indicates the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting, but will not be considered as present and entitled to vote with respect to such matters.

     The Board of Directors knows of no matters other than those that are described in this Proxy Statement that may be brought before the meeting. However, if any other matters are properly brought before the meeting, persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

     All expenses in connection with the solicitation of proxies will be paid by the Company. In addition to solicitation by mail, officers, directors and regular employees of the Company who will receive no extra compensation for their services, may solicit proxies by telephone, facsimile or personal calls.

    The Company's principal executive offices are located at 9555 James Avenue South, Suite 200, Bloomington, Minnesota 55431.

                                  PROPOSAL ONE
                                  ------------
                             ELECTION OF DIRECTORS

     The Board of Directors has set the number of directors to be elected for the ensuing year at eight and recommends the election of Messrs. Goldberg, Stofer, Fischer, Lovness, Pass, Yanni, Hetterick and Vansant (the "Nominees") to hold office until the next annual meeting of shareholders and until their successors are elected and qualified. Each Nominee, other than David K. Vansant, is presently a director of the Company.

     Unless instructed not to vote for the election of directors, the proxies will vote to elect the Nominees. If any of the Nominees is not a candidate for election at the meeting, which is not presently anticipated, the proxy holders may vote for such other person or persons as they in their discretion may determine. The term of office of each existing director extends until the annual meeting and until their successors are duly elected and qualified.

     The following information is given as of December 31, 1997 and has been furnished to the Company by the respective individuals listed below.


                                                 PRINCIPAL OCCUPATION AND
NAME AND AGE                             BUSINESS EXPERIENCE FOR PAST FIVE YEARS                       DIRECTOR SINCE
------------                            -----------------------------------------                      --------------
Stanley Goldberg       Chairman of the Board of Directors of the Company since 1997; Chief Executive   September 1992
Age 51                 Officer of the Company since 1993; President of the Company since September
                       1992. Vice President and General Manager of Thomson, S.A., World Wide Audio
                       Division, a defense and electronics company from 1990 to 1992; General Manager of Thomson S.A., Audio Americas Operations from 1988 to 1990; Manager of Product
                       Development for General Electric Company, a consumer and industrial products and defense company, from 1986 to 1988. Director of Destron-Fearing Corporation.

Gordon F. Stofer +@*   President of Cherry Tree Investments, Inc. and Managing General Partner of      December 1985
Age 50                 Cherry Tree Ventures venture capital partnerships since 1980. Chairman of the
                       Board of Directors of the Company from 1986 to 1997. Director of Coda Music
                       Technology, Inc., Insignia Systems Incorporated and Harmony Brook, Inc.


Robert W. Fischer +@*  President of R.W. Fischer & Company, Inc., a corporate development and          June 1981
Age 79                 investment banking services company, since 1979. Director of Apertus
                       Technologies Incorporated.

Donald E. Lovness      Former Senior Scientist of the Company until his retirement in December 1988.   June 1965
Age 73

Franklin Pass, M.D.    Chairman and Chief Executive Officer of Medi-Ject Corporation, a manufacturer   June 1990
Age 61                 of needle-free injection devices, since 1992; President of International
                       Agricultural Investments, Ltd., an agricultural and consulting partnership from
                       1990 to 1993; Chairman and Chief Executive Officer of Bioseeds International,
                       Inc., an agricultural seed company, from 1987 to 1990.

Frederick F.           President and Chief Executive Officer of Health Services Medical Corporation of  June 1993
  Yanni, Jr.+          Central New York, Inc., a network health maintenance organization, since 1976;
Age 55                 President and Chief Executive Officer of Health Services Association, a provider of ambulatory care, since 1972.

John F.  Hetterick@*   Independent consultant in the consumer products industry since 1997; President   June 1993
Age 52                 and Chief Executive Officer of Rollerblade, Inc., a manufacturer of in-line skates, from 1992 to 1997; President of Tonka International, a division of
                       Tonka, Corporation, a toy manufacturer, from 1989 to 1991; Vice President--
                       Marketing of Pepsi-Cola International, a manufacturer and distributor of soft drinks from 1986 to 1989.

David K.  Vansant      Executive Vice President--Corporate Development of the Company since 1997.       Nominee
Age 53                 Chairman and Chief Executive Officer of Southern Resources, Inc. from 1986 until Southern Resources, Inc. was acquired by the Company in 1997.

--------------------------------------------------------------------------------
+  Member of Audit Committee
@  Member of Stock Option Committee
*  Member of Compensation Committee

THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK REPRESENTED AT THE MEETING IS REQUIRED FOR THE ELECTION OF EACH DIRECTOR. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE.

Meetings of the Board of Directors and Certain Committees

      During the fiscal year ended September 30, 1997, the Board of Directors met ten times. All of the directors attended more than 75% of the aggregate of all meetings of the Board of Directors and meetings of the committees on which they served. The Board of Directors and its committees also act from time to time by written consent in lieu of meetings.

      The Board of Directors of the Company has standing audit, compensation and stock option committees which have a current membership as indicated in the foregoing section. The Board of Directors has no standing nominating committee.

      The audit committee makes recommendations as to the selection of auditors and their compensation, and reviews with the auditors the scope of the annual audit, matters of internal control and procedure and the adequacy thereof, the audit results and reports and other general matters relating to the Company's accounts, records, controls and financial reporting. During fiscal 1997, the audit committee held one meeting.

      The compensation committee reviews and recommends to the Board of Directors the compensation guidelines for executive officers and other key personnel and the composition and levels of participation in incentive compensation plans (other than the Company's 1986 Employee Incentive Stock Option Plan and the Company's 1996 Incentive and Stock Option Plan), fringe benefits and retirement benefits for all employees. During fiscal 1997, the compensation committee held three meetings.

      The stock option committee's sole function is to administer the Company's 1986 Employee Incentive Stock Option Plan, the Company's 1996 Incentive and Stock Option Plan and the Company's Stock Option Plan for Non-Employee Directors. During fiscal 1997, the stock option committee held three meetings.

                               EXECUTIVE OFFICERS

Name                          Age      Position
----                          ---      --------
Stanley Goldberg              51       Chairman, Chief Executive
                                       Officer and President

Mark G. Eisenschenk           40       Executive Vice President, Chief
                                       Financial Officer, Treasurer and
                                       Secretary

Patrick J.
 McGinnity, Ph.D.             43       Vice President and General
                                       Manager--Safer and Ringer Products

Michael R. Goblet             51       Vice President--Sales

      See the biographical information on Mr. Goldberg under "Election of Directors."

      Mark G. Eisenschenk joined the Company in January 1994 as Chief Financial Officer, Vice President of Finance, Treasurer and Secretary. From 1991 to 1994, Mr. Eisenschenk was the Vice President and Chief Financial Officer of ECM Publishers, Inc. From 1986 to 1991, Mr. Eisenschenk was Director of Treasury, Taxation and Accounting of Sinclair and Valentine, formerly a unit of Allied-Signal, Inc.

      Patrick J. McGinnity, Ph.D. joined the Company in September 1987 as Vice President--Research and Development. From December 1983 to September 1987, Dr. McGinnity was Senior Field Research and Development Specialist and Regional Field Research and Development Manager at PPG Industries, Inc.

      Michael R. Goblet joined the Company in March 1993 as Vice President-- Sales. From 1982 to 1993, Mr. Goblet was a Regional Manager at the O. M. Scotts Company.

                 SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires executive officers, directors and persons who beneficially own more than ten percent (10%) of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors and greater than ten percent (10%) beneficial owners are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file.

      Based solely on a review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers and directors were complied with.

                             EXECUTIVE COMPENSATION

      The following table sets forth the compensation awarded to or earned in fiscal years 1997, 1996 and 1995 by the Company's Chief Executive Officer and each other executive officer who earned salary and bonus in excess of $100,000 during the fiscal year ended September 30, 1997.

                           Summary Compensation Table

                                                                       Long-Term
                                                                    Compensation (1)
                                                               --------------------------
                                         Annual Compensation    Restricted     Securities
     Name and                           --------------------      Stock        Underlying      All Other
Principal Position              Year     Salary      Bonus        Awards        Options      Compensation
------------------             ------   ---------- ---------   -------------  -----------   --------------

     Stanley Goldberg,           1997     $185,250        -                -     $315,000(2)    $21,584(6)
        Chairman, President      1996     $178,500  $20,000                -            -       $22,227(6)
        and Chief Executive      1995     $171,133        -                -      225,000(3)    $20,548(6)
        Officer

     Patrick J. McGinnity,       1997     $105,000        -                -       80,000(4)          -
        Vice President and       1996     $104,167  $ 1,500                -            -             -
        General Manager,         1995     $ 94,875        -                -       35,000(3)          -
        Safer and Ringer
        Products

     Michael R. Goblet,          1997     $104,375        -                -       54,000(5)          -
         Vice President of       1996     $102,083  $ 1,000                -            -             -
         Sales                   1995     $102,417        -                -       17,000(3)

     Mark G. Eisenschenk,        1997     $103,542        -                -       50,000(2)          -
         Executive Vice          1996     $ 90,938  $ 7,500                -            -             -
         President, Chief        1995     $ 81,333  $ 4,000                -       50,000(3)          -
         Financial Officer,
         Treasurer and Secretary

----------------------------------------
      (1) Mr. Goldberg held 15,000 shares of restricted stock valued at $27,188 as of September 30, 1997.

      (2) Issued pursuant to repricing of options. See "Executive Compensation-Stock Option Repricing."

      (3) Subsequently subject to repricing of options. See "Executive Compensation-Stock Option Repricing."

      (4) Includes 75,000 options to purchase shares of Common Stock issued pursuant to repricing of options. See "Executive Compensation-Stock Option Repricing."

      (5) Includes 49,000 options to purchase shares of Common Stock issued pursuant to repricing of options. See "Executive Compensation-Stock Option Repricing."

      (6) Includes compensation of approximately $7,340 in 1997, $7,090 in 1996 and $7,420 in 1995 relating to the purchase of disability insurance for Mr. Goldberg. Includes compensation of approximately $6,770 in 1997, $6,500 in 1996 and $6,360 in 1995 relating to automobile expenses for Mr. Goldberg. Includes compensation of approximately $5,670 in 1997, $5,460 in 1996 and $5,340 in 1995 relating to life insurance premiums paid for Mr. Goldberg.

                         Fiscal Year-End Option Values

                                Number of Unexercised           Value of Unexercised
                                  Options at End of              In-the-Money Options
                                     Fiscal 1997                at End of Fiscal 1997
                           -------------------------------     --------------------------
Name                       Exercisable       Unexercisable     Exercisable  Unexercisable
----                       -----------       -------------     -----------  -------------
Mr. Goldberg                  136,190           178,810          $68,095        $89,405
Dr. McGinnity                  59,628            30,372           29,814         10,186
Mr. Goblet                     42,442            11,558           21,221          5,779
Mr. Eisenschenk                48,000             2,000           24,000          1,000

DIRECTOR COMPENSATION

    The Company does not provide cash compensation to its outside directors, but reimburses them for travel expenses for Board of Directors and committee meetings attended. In 1993 the Board of Directors adopted the Stock Option Plan for Non-Employee Directors (the "Director Plan"), which was approved by the shareholders of the Company at the 1994 Annual Meeting. Such plan provides that each non-employee director shall receive an option to purchase 10,000 shares of Common Stock upon initial election as a director and an option to purchase an additional 5,000 shares of Common Stock on the first business day of each fiscal year in which he or she remains a director, commencing October 1, 1993. The exercise price of all options under the Director Plan is equal to the fair market value on the date of grant. Options granted under the Director Plan (i) are exercisable in monthly increments of one-sixtieth of the number of shares subject to such grant until the day following the fifth anniversary of such grant, at which time the options granted are all fully exercisable and (ii) expire 10 years from the date of the grant. In the event any dividend, distribution, recapitalization, stock split, merger, consolidation, or other event occurs that affects the Company's Common Stock such that an adjustment is deemed appropriate to prevent dilution or enlargement of benefits under the Director Plan, such adjustments may be made to preserve the benefits intended under the Director Plan and such awards. Awards granted under the Director Plan are not transferable.

EMPLOYMENT AGREEMENTS

    The Company and Stanley Goldberg entered into an Employment Agreement under which Mr. Goldberg agreed to serve as the President of the Company. The agreement, as amended, provides for a minimum annual base compensation payable to Mr. Goldberg of $200,000. In addition, Mr. Goldberg is eligible for an annual bonus of up to 40% of his base salary based on personal and Company performance objectives established by the Company's Board of Directors. The agreement further provides that Mr. Goldberg may be entitled to severance pay in the event Mr. Goldberg's employment with the Company is terminated under certain circumstances. Such severance pay is equal to (i) his base monthly salary at the time of such termination, is payable for a period of three years following such termination, and offset by any compensation received by Mr. Goldberg after the date eighteen months following such termination from other employment and (ii) a lump-sum payment equal to the average bonus received by Mr. Goldberg during the preceding three years. The Agreement further provides that if the Company sells substantially all of its assets or a transaction occurs such that the members of the Board of Directors at the time of the transaction do not remain on the Board of Directors after such transaction, the Company shall pay Mr. Goldberg a sale bonus equal to (i) 300% of his annual base salary and (ii) the average bonus paid to Mr. Goldberg for the three years immediately preceding such transaction.

    The Company and Mark G. Eisenschenk also entered into an Employment Agreement under which Mr. Eisenschenk agreed to serve as the Executive Vice President and Chief Financial Officer of the Company. The agreement provides for a minimum annual base compensation payable to Mr. Eisenschenk of $125,000. In addition, Mr. Eisenschenk is eligible for an annual bonus of up to 30% of his base salary based on personal and Company performance objectives established by the Company's Board of Directors. The agreement further provides that Mr. Eisenschenk may be entitled to severance pay in the event Mr. Eisenschenk's employment with the Company is terminated under certain circumstances. Such severance pay is equal to (i) his base monthly salary at the time of such termination, is payable for a period of twelve months following such termination, and offset by any compensation received by Mr. Eisenschenk after the date six months following such termination from other employment and (ii) a lump sum payment equal to the average bonus received by Mr. Eisenschenk during the preceding three years. The agreement further provides that if the Company sells substantially all of its assets or a transaction occurs such that the members of the Board of Directors at the time of the transaction do not remain on the Board of Directors after such transaction, the Company shall pay Mr. Eisenschenk a sale bonus equal to (i) 100% of his annual base salary and (ii) the average bonus paid to Mr. Eisenschenk for the three years immediately preceding such transaction.

STOCK OPTION PLANS

    In 1986, the Board of Directors and the shareholders of the Company approved the 1986 Employee Incentive Stock Option Plan (the "1986 Plan") which expired on September 17, 1996. As of September 30, 1997, 654,843 shares of Common Stock were subject to outstanding options at a weighted exercise price $1.3125 per share of which options 409,202 were exercisable as of such date. As of September 30, 1997, a total of 22 employees held options under the 1986 Plan.

    In 1996, the Board of Directors adopted, and in 1997 the shareholders approved, the Ringer Corporation 1996 Incentive and Stock Option Plan (the "1996 Plan"). As of September 30, 1997, 40,500 shares of Common Stock were subject to outstanding options at a weighted exercise price of $1.3125 per share, of which options to purchase 12,938 shares were exercisable as of such date. As of September 30, 1997, a total of 24 employees held options under the 1996 Plan.

STOCK OPTION REPRICING

    The Company's Compensation Committee and Board of Directors repriced all outstanding stock options to purchase Company Common Stock held by employees and directors on April 29, 1997. The Compensation Committee and Board of Directors believed that the market price of the Company's common stock had been negatively affected by several factors, including general investment market disfavor for small-cap common stocks, the Company's earnings performance and absence of investment analyst coverage. As a result, the outstanding stock options, which had been granted at exercise prices ranging from $1.50 to $2.70 per share, no longer represented an effective incentive for employees and directors. The options were reissued at an exercise price equal to the fair market value of the Common Stock on the date of repricing ($1.3125 per share). The number of shares subject to the repriced options and the average option exercise price for each of the named executive officers is as follows: Mr. Goldberg - 315,000 shares at $2.10 per share; Mr. Eisenschenk - 50,000 shares at an average exercise price of $1.98 per share; Dr. McGinnity - 75,000 shares at an average exercise price of $2.02 per share; and Mr. Goblet - 49,000 shares at an average exercise price of $1.96 per share.

                            PRINCIPAL SHAREHOLDERS

    The following table sets forth certain information as of December 31, 1997, with respect to the beneficial ownership of the Company's Common Stock by all persons known by the Company to be the beneficial owners of more than 5% of its outstanding shares, by all directors, nominees for election as directors, by the executive officers named in the executive compensation table and by all officers and directors as a group. Unless noted below, the address of each of the following shareholders is the same as the Company.


Name and Address                    Amount and Nature
of Beneficial Owner             of Beneficial Ownership(1)  Percent of Class
-------------------             --------------------------  ----------------

Gordon F. Stofer and                     680,811               4.1%
Cherry Tree Ventures III (2)
1400 Northland Plaza
3800 West 80th Street
Minneapolis, MN 55431

Parsnip River Company                  1,005,388               6.0
4422 IDS Center
80 South 8th Street
Minneapolis, MN 55402

David K. Vansant                       1,125,000               6.7
132 Princeton Drive
Macon, GA 31220

William J. DeMare                      1,125,000               6.7
14702 Claredon Drive
Tampa, FL 33624

Benjamin F. Law                        1,125,000               6.7
2755 Arden Rd, N.W.
Atlanta, GA 30327

D. David Bailey                        1,125,000               6.7
2504 Gardener Court
Tampa, FL 33611

Dexol Industries, Inc.                 1,059,340               6.4
1450 West 228th St.
Torrance, CA 90501

Stanley Goldberg                         332,705               2.0

Robert W. Fischer                        112,001                 *

Donald E. Lovness                         35,550                 *

Franklin Pass, M.D.                       25,000                 *

Frederick F. Yanni, Jr.                   38,300                 *

John F. Hetterick                         35,000                 *

Richard Mayo                              25,000                 *

Mark G. Eisenschenk                      102,000                 *

Michael R. Goblet                         53,659                 *

Patrick J. McGinnity, Ph.D.               64,477                 *

Officers and directors as              1,524,386               8.9%
a group (12 persons) (1)

----------------
*   Less than one percent

(1) Includes for Stanley Goldberg, options to purchase 158,690 shares of Common Stock which are exercisable within 60 days; for Robert W. Fischer, options to purchase 25,000 shares of Common Stock which are exercisable within 60 days; for Donald E. Lovness, options to purchase 25,000 shares of Common Stock which are exercisable within 60 days; for Franklin Pass, M.D., options to purchase 25,000 shares of Common Stock which are exercisable within 60 days; for Frederick F. Yanni, Jr., options to purchase 35,000 shares of Common Stock which are exercisable within 60 days; for John F. Hetterick, options to purchase 35,000 shares of Common Stock which are exercisable within 60 days; for Mark G. Eisenschenk, options to purchase 50,000 shares of Common Stock which are exercisable within 60 days; for Michael R. Goblet, options to purchase 46,249 shares of Common Stock which are exercisable in 60 days; for Patrick J. McGinnity, Ph.D., options to purchase 64,477 shares of Common Stock which are exercisable within 60 days; and for all officers and directors as a group, options to purchase 519,299 shares of Common Stock which are exercisable within 60 days.

(2) Includes 648,163 shares held by Cherry Tree Ventures III, of which Mr. Stofer, the Chairman of the Board of the Company, is a general partner. Mr. Stofer disclaims beneficial ownership of shares held by Cherry Tree Ventures
    III. Also includes options to purchase 20,000 shares of Common Stock which are exercisable within 60 days.

                              CERTAIN TRANSACTIONS

    On April 29, 1997, the Board of Directors approved the sale of 150,000 shares of unregistered Common Stock to Stanley Goldberg and the sale of 50,000 shares of unregistered Common Stock to Mark G. Eisenschenk. See the description of the transaction under the heading "Proposal Three: To Approve the Sale of Common Stock to Stanley Goldberg and Mark G. Eisenschenk."

                                  PROPOSAL TWO
                                  ------------
  TO AMEND THE ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE CORPORATION
              FROM "RINGER CORPORATION" TO "VERDANT BRANDS, INC."

    The Board of Directors has approved, and recommends that the Company's shareholders approve and adopt, an amendment to the Company's Articles of Incorporation to provide for a change in the Company's name from "Ringer Corporation" to "Verdant Brands, Inc." The word "verdant" means "green with growing plants or lush vegetation," "green in color" or "to become green," which describes the environmental consciousness of the Company and the technologies the Company has marketed and intends to market, as well as the Company's financial goals of achieving growth and sustained profitability. The Board of Directors proposes to change the name of the Company as part of a plan to achieve greater market penetration and expansion. The Board of Directors believes the name "Verdant Brands, Inc." will be well received in the marketplace and will better allow for expansion into the Company's targeted markets. The Company's plan to expand its markets is intended to help the Company compete more effectively with other members of the industry. The name change will not affect or change the business of the Company or the services offered to the Company's customers in the markets presently served by the Company.

    Upon approval and implementation of the change in the Company's name from "Ringer Corporation" to "Verdant Brands, Inc." the Company will change its listing symbol on the Nasdaq Small Cap Market from "RING" to "VERD."

    THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK REPRESENTED AT THE MEETING IS REQUIRED TO APPROVE THE AMENDMENT TO THE ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE CORPORATION. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE NAME CHANGE.

                                 PROPOSAL THREE
                                 --------------
    TO APPROVE AN AMENDMENT TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE PURSUANT TO THE COMPANY'S STOCK OPTION PLAN FOR NON-
                               EMPLOYEE DIRECTORS

    In 1993, the Board of Directors adopted the Stock Option Plan for Non-Employee Directors (the "Director Plan"), which was approved by the shareholders of the Company at the 1994 Annual Meeting. The purpose of the Director Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining non-employee directors capable of contributing to the growth and success of, and providing strategic direction to, the Company, and by offering such directors an opportunity to acquire a proprietary interest in the Company, thereby providing them with incentives to put forth maximum efforts for the success of the Company's business and aligning the interests of such directors with those of the Company's shareholders. The material features of the Director Plan as currently in effect are described above in "Executive Compensation-Director Compensation."

     The following is a summary of the principal federal income tax consequences generally applicable to awards under the Director Plan. The grant of an option is not expected to result in any taxable income for the recipient. Upon exercising an option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of Common Stock acquired on the date of exercise over the exercise price, and the Company will be entitled at that time to a tax deduction for the same amount. The tax consequence to an optionee upon a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held. Generally, there will be no tax consequence to the Company in connection with disposition of shares of Common Stock acquired under an option.

    At the time the Company's shareholders approved the Director Plan, 200,000 shares of Common Stock were reserved for issuance. At a meeting of the Board of Directors on December 8, 1997, the Board of Directors adopted an amendment to the Director Plan increasing the number of shares of Common Stock reserved for issuance thereunder from 200,000 shares to 400,000 shares.

    As of October 1, 1997 10,000 shares of Common Stock remain available for future awards under the Director Plan. The Board of Directors believes that the availability of an adequate number of shares reserved for issuance pursuant to the Director Plan is an important factor in its ability to attract, retain and motivate qualified non-employee directors.

    THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK REPRESENTED AT THE MEETING IS REQUIRED TO APPROVE THE INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THE DIRECTOR PLAN. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THE DIRECTOR PLAN.

                                 PROPOSAL FOUR
                                 -------------
            TO APPROVE THE SALE OF COMMON STOCK TO STANLEY GOLDBERG
                            AND MARK G. EISENSCHENK

    On April 29, 1997, the Board of Directors of the Company approved the sale of 150,000 shares of unregistered and restricted Common Stock to Mr. Goldberg and 50,000 shares of unregistered and restricted stock to Mr. Eisenschenk, at a price of $1.3125 per share (the fair market value on the date of the transaction). Mr. Goldberg is a director, shareholder and executive officer and Mr. Eisenschenk is a shareholder and executive officer of the Company.

    The purchase price for the shares was paid by each of Mr. Goldberg and Mr. Eisenschenk by delivering to the Company a full recourse promissory note. The promissory note of Mr. Goldberg is payable in three annual installments of principal and interest due on the first three anniversaries of the date of the promissory note. The promissory note of Mr. Eisenschenk is due in five annual installments of principal and interest due on the first five anniversaries of the date of the promissory note.

    The agreements pursuant to which each of Messrs. Goldberg and Eisenschenk purchased stock provide that, if the executive officer is employed by the Company on each anniversary on which payments are due under the promissory note, the Company will make a cash bonus payment to the executive officer in an amount equal to the annual debt service payments on such note plus an amount equal to the federal and state income taxes payable on such cash bonus.

    The agreement with Mr. Goldberg provides that, in the event Mr. Goldberg is terminated for cause or voluntarily terminates his employment with the Company prior to April 29, 2000, the Company will have the option to repurchase shares of Company Common Stock purchased by him on April 29, 1997. The number of shares subject to repurchase decreases by one-third on each anniversary of the date of purchase, from an initial option to repurchase all of the shares purchased prior to the first such anniversary.

    Similarly, in the event Mr. Eisenschenk is terminated for cause or voluntarily terminates his employment with the Company prior to April 29, 2002, the Company will have the option to repurchase shares of Company Common Stock purchased by him on April 29, 1997. The number of shares subject to repurchase decreases by one-fifth from an initial option to repurchase all of the shares purchased prior to the first such anniversary.

    The agreements also provide that if (i) Mr. Goldberg or Mr. Eisenschenk is terminated without cause, (ii) the Company is sold, or (iii) a controlling interest in the Company is acquired by a third party prior to April 29, 2000, the Company will make cash payments equal to one-third of the then outstanding balance of principal and interest on their respective promissory notes for each anniversary of such promissory notes that has passed as of the date of the above described events.

    In connection with such purchases, Mr. Goldberg agreed to the cancellation of options to purchase 135,000 shares of the Company's Common Stock owned by him and Mr. Eisenschenk agreed to the cancellation of options to purchase 50,000 shares of Common Stock owned by him.

    THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK REPRESENTED AT THE MEETING IS REQUIRED TO APPROVE THE SALE OF COMPANY COMMON STOCK TO MR. GOLDBERG AND MR. EISENSCHENK. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE SALE OF COMPANY COMMON STOCK TO MR. GOLDBERG AND MR. EISENSCHENK.

                                 PROPOSAL FIVE
                                 -------------
                      RATIFICATION OF INDEPENDENT AUDITORS

    The Board of Directors has appointed Deloitte & Touche as the Company's independent auditors for the year ending December 31, 1998 and recommends that the shareholders ratify that appointment. Deloitte & Touche has served as the Company's independent auditors for the years ended September 30, 1989 through 1997. Deloitte & Touche has no relationship with the Company other than that arising from its employment as independent auditors. Representatives of Deloitte & Touche will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

    THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK REPRESENTED AT THE MEETING IS REQUIRED TO RATIFY THIS APPOINTMENT. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFYING THIS APPOINTMENT.

                     PROPOSALS FOR THE NEXT ANNUAL MEETING

    Any proposal by a shareholder to be presented at the next annual meeting must be received at the Company's principal executive offices, 9555 James Avenue South, Suite 200, Bloomington, Minnesota 55431, not later than December 16, 1998 in order for such proposal to be included in the Company's proxy materials relating to the fiscal year ending December 31, 1998.

                                    By Order of the Board of Directors,


                                    /s/ Mark G. Eisenschenk

                                    Mark G. Eisenschenk
                                    Secretary


Dated:  March 6, 1998

                                                                      Appendix A
                                                                      ----------
                               RINGER CORPORATION
                  STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS


     Purpose of Plan
     ---------------

          This plan shall be known as the "Ringer Corporation Stock Option Plan For Non-Employee Directors" and is hereinafter referred to as the "Plan." The purpose of the Plan is to promote the interests of Ringer Corporation, a Minnesota corporation (the "Company"), by enhancing its ability to attract and retain the services of experienced and knowledgeable non-employee directors and by providing additional incentive for such directors to increase their interest in the Company's long-term success and progress. Options granted under this Plan shall be nonqualified stock options which do not qualify as incentive stock options within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").

     2.  Stock Subject to Plan
         ---------------------

          Subject to the provisions of Section 10 hereof, the stock to be subject to options under the Plan shall be authorized but unissued shares of the Company's common stock, $.01 par value per share (the "Common Stock"). Subject to the adjustment as provided in Section 10 hereof, the maximum number of shares on which options may be exercised under this Plan shall be 200,000 shares. If an option under the Plan expires, or for any reason is terminated or unexercised with respect to any shares, such shares shall again be available for options thereafter granted during the term of the Plan.

     3.  Administration of Plan
         ----------------------

          The Plan shall be administered by a committee composed of members of the Board of Directors of the Company (the "Committee"). The Committee shall have plenary authority in its discretion, subject to the express provisions of this Plan including the restrictions contained in Section 11 below, to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determinations on the foregoing matters shall be final and conclusive.

     4.  Eligibility
         -----------

          (a) Each director of the Company who is not otherwise an employee of the Company or any subsidiary of the Company (an "Eligible Director") and who becomes or became a director after June 1, 1993 shall, on such date after this Plan is adopted as the Eligible Director is initially elected a director of the Company, or, if such director has already been elected, on the date of adoption, receive an option to purchase 10,000 shares of Common
     Stock under the Plan.

          (b) Each Eligible Director shall receive an additional option to purchase 5,000 shares of Common Stock under the Plan on the first business day of each fiscal year of the Company that such Eligible Director remains a director of the Company, commencing on October 1,1993.

     5.  Price
         -----

          The option price for all options granted under the Plan shall be the fair market value of the shares covered by the option on the date the option is granted. For purposes of this Plan, the fair market value of the Common Stock on a given date shall be (i) the average of the closing representative bid and asked prices of the Common Stock as reported on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on such date, if the Common Stock is then quoted on NASDAQ; (ii) the last sale price of the Common Stock as reported on the NASDAQ National Market System on such date, if the Common Stock is then quoted on the NASDAQ National Market System; or (iii) the closing price of the Common Stock on such date on a national securities exchange, if the Common Stock is then being traded on a national securities exchange. If on the date as of which the fair market value is being determined the Common Stock is not publicly traded, the Committee shall make a good faith attempt to determine such fair market value and, in connection therewith, shall take such actions and consider such factors as it deems necessary or advisable.

     6.  Term
         ----

          Each option and all rights and obligations thereunder shall, subject to the provisions of Section 8 herein, expire no later than 10 years from the date of granting of the option.

     7.  Exercise of Option
         ------------------

          (a) Options granted under the Plan shall not be initially exercisable by the optionee but shall become exercisable on the first day of each month after the date of grant with respect to one-sixtieth (1/60) of the number of shares subject thereto (rounded up to the nearest whole number of shares) until the first day after the fifth annual anniversary of the date hereof when options granted hereunder shall be exercisable in full. Such installments shall cumulate and, if at any time the full amount purchasable is not purchased, the shares not purchased shall be purchasable at any subsequent time during the term of the option, subject to the provisions of
     Section 8 hereof.

          (b) The exercise of any option granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Common Stock pursuant to such exercise will not violate any state or federal securities or other laws. An optionee desiring to exercise an option may be required by the Company, as a condition of the effectiveness of any exercise of an option granted hereunder, to agree in writing that all Common Stock to be acquired pursuant to such exercise shall be held for his or her own account without a view to any further distribution thereof, that the certificates for such shares shall bear an appropriate legend to that effect and that such shares will not be transferred or disposed of except in compliance with applicable federal and state securities laws.

          (c) An optionee electing to exercise an option shall give written notice to the Company of such election and of the number of shares subject to such exercise. The full purchase price of such shares shall be tendered with such notice of exercise. Payment shall be made to the Company either
     (i) in cash (including check, bank draft or money order), or (ii) by delivering the Company's Common Stock already owned by the optionee having a fair market value on the date of exercise equal to the full purchase price of the shares, or (iii) by any combination of cash and the method specified in (ii) of this sentence; provided, however, that an optionee shall not be entitled to tender shares of Common Stock pursuant to successive, substantially simultaneous exercises of options granted hereunder or in any manner tantamount to the technique commonly referred to as "pyramiding." For purposes of the preceding sentence, the fair market value of Common Stock tendered shall be determined as provided in Section 5 hereof as of the date of exercise. Until such person has been issued a certificate or certificates for the shares subject to such exercise, he or she shall possess no rights as a shareholder with respect to such shares.

     8.  Effect of Termination of Directorship or Death or Disability
         ------------------------------------------------------------

          (a) In the event that an optionee shall resign or be removed without cause as a member of the Board of Directors of the Company or its subsidiaries, such optionee (or such optionee's guardian, administrators or personal representative in the case of disability or death) shall have the right to exercise the option for a period of ninety (90) days after such resignation or removal to the extent of the full number of shares he or she was entitled to purchase under the option on the date of termination, subject to the condition that no option shall be exercisable after the expiration of the term of the option.

          (b) In the event that an optionee shall die or become disabled while a Director of the Company or its subsidiaries, such optionee (or such optionee's guardian, administrators or personal representative) shall have the right to exercise the option for a period of one year after the date of such death or disability to the extent of the full number of shares he or she was entitled to purchase under the option on the date of death or disability, subject to the condition that no option shall be exercisable after the expiration of the term of the option.

          (c) In the event that an optionee shall cease to be a director of the Company by reason of his or her gross and willful misconduct during the course of his or her service as a director of the Company, including but not limited to wrongful appropriation of funds of the Company, or the commission of a gross misdemeanor or felony, the option shall be terminated as of the date of the misconduct.

          (d) Nothing in this Plan or in any agreement hereunder shall confer on any optionee any right to continue as a director of the Company or affect in any way any legal rights with respect to termination of such directorship or removal of such optionee as a director.

     9.  Non-Transferability
         -------------------

          No option granted under the Plan shall be transferable by optionee, otherwise than by will or the laws of descent or distribution. Except as provided in Section 8 herein with respect to disability of the optionee, during the lifetime of an optionee, the option shall be exercisable only by such optionee.

     10.  Dilution or Other Adjustments
          -----------------------------

          If there shall be any change in the Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend (of whatever amount), stock split or other change in the corporate structure, appropriate adjustments in the Plan and outstanding options shall be made. In the event of any such changes, adjustments shall include, where appropriate, changes in the aggregate number of shares subject to the Plan, the number of shares subject to outstanding options and the exercise prices thereof in order to prevent dilution or enlargement of option rights.

     11.  Amendment or Discontinuance of Plan
          -----------------------------------

          The Committee may amend or discontinue the Plan at any time. However, subject to the provisions of Section 10, no amendment of the Plan shall, without shareholder approval: (a) increase the maximum number of shares with respect to which options may be granted under the Plan as provided in Section 2 hereof, (b) modify the eligibility requirements for participation in the Plan as provided in Section 4 hereof, or (c) change the provisions of the Plan relating to the terms of options, including the date of grant or exercise price of, the number of shares subject to, or the vesting and termination of, options granted or to be granted to Eligible Directors. The Committee shall not alter or impair any option theretofore granted under the Plan.

     12.  Time of Granting
          ----------------

          Nothing contained in the Plan or in any resolution adopted or to be adopted by the Committee, the Board of Directors or the shareholders of the Company, and no action taken by the Committee (other than the execution and delivery of an option), shall constitute the granting of an option hereunder.

     13.  Effective Date and Termination of Plan
          --------------------------------------

          (a) The Plan was approved by the Board of Directors on July 21, 1993, and shall be effective from that date, subject to the approval by shareholders of the Company. The Plan shall be submitted for approval to shareholders of the Company within 12 months of the effective date.

          (b) Unless the Plan shall have been discontinued as provided in
     Section 11 hereof, the Plan shall terminate on July 21, 2003. No option may be granted after such termination, but termination of the Plan shall not, without the consent of the optionee, alter or impair any rights or obligations under any option theretofore granted.

                                Amendment to the
                               Ringer Corporation
                  Stock Option Plan for Non-Employee Directors


                       Adopted by the Board of Directors
                        at a Meeting on December 8, 1997

          NOW, THEREFORE, BE IT RESOLVED that, subject to the approval by the Company's shareholders as required by the Stock Option Plan, Section 2 of the Stock Option Plan be amended to read, in its entirety, as follows
(the "Amendment"):

     Section 2.  Stock Subject to Plan

       Subject to the provisions of Section 10 hereof, the stock to be subject to options under the Plan shall be authorized but unissued shares of the Company's common stock, $.01 par value per share (the "Common Stock"). Subject to the adjustment as provided in Section 10 hereof, the maximum number of shares on which options may be exercised under this Plan shall be 400,000 shares. If an option under the Plan expires, or for any reason is terminated or unexercised with respect to any shares, such shares shall again be available for options thereafter granted during the term of the Plan.

                                     PROXY
                              RINGER CORPORATION
                      9555 JAMES AVENUE SOUTH, SUITE 200
                         BLOOMINGTON, MINNESOTA 55431
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned, having duly received the Notice of Annual Meeting and Proxy Statement dated March 6, 1998 appoints Stanley Goldberg and Mark Eisenschenk proxies (each with the power to act alone and with the power of substitution and revocation), to represent the undersigned and to vote, as designed below, all shares of Common Stock of Ringer Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Ringer Corporation to be held on Wednesday, April 15, 1998 at The Marquette Hotel, 710 Marquette Avenue, Minneapolis, Minnesota at 3:30p.m., and any adjournment thereof. Each of the matters set forth below has been proposed by the Company.

1.  ELECTION OF DIRECTORS

    [_]  FOR all nominees listed below        [_]  WITHHOLD AUTHORITY to vote
         (except as marked to the contrary         for all nominees listed below
         below)
    (Instruction: To withhold authority for any individual nominee, strike a line through the nominee's name in the list below.)

   Stanley Goldberg, Gordon F. Stofer, Robert W. Fischer, Donald E. Lovness, Franklin Pass, Frederick F. Yanni, Jr., John F. Hetterick, David K. Vansant

2.  PROPOSAL TO APPROVE THE CHANGE IN THE NAME OF THE COMPANY

    [_]  FOR                   [_]  AGAINST                [_]  ABSTAIN

3. PROPOSAL TO APPROVE ADDITIONAL STOCK AVAILABLE FOR ISSUANCE UNDER STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

    [_]  FOR                   [_]  AGAINST                [_]  ABSTAIN

4. PROPOSAL TO APPROVE ISSUANCE OF COMMON STOCK TO STANLEY GOLDBERG AND MARK G. EISENSCHENK

    [_]  FOR                   [_]  AGAINST                [_]  ABSTAIN

5.  RATIFICATION OF INDEPENDENT AUDITORS

    [_] FOR the ratification of Deloitte & Touche as the Company's independent auditors for the year ending December 31, 1998

    [_] WITHHOLD AUTHORITY to vote for the ratification of Deloitte & Touche as the Company's independent auditors for the year ending December 31, 1998

    6. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

    This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR all of the above items.

    PLEASE SIGN, DATE AND MAIL THIS PROXY IN THE ENCLOSED ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE U.S.

Please sign exactly as your name appears hereon. Jointly owned shares will be voted as directed if one owner signs unless another owner instructs to the contrary, in which case the shares will not be voted. If signing in a representative capacity, please indicate title and authority.

Date:                  , 1998
      -----------------



------------------------------------
Signature